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                                                                    Exhibit 23.2

                           CONSENT OF ACCOUNTING FIRM

I consent to the reference to my name under the caption "Experts" and to the use of my report dated February 4, 2004, relating to the consolidated financials statements of Sona International Corporation and Sona Laser Centers, Inc. as of December 31, 2003, and for each of the two years in the period ended December 31, 2003 in the Registration Statement (Form S-1 No. 333-127463) and related Prospectus of Cynosure, Inc. dated November 14, 2005.

                                        /s/ T. James Hammond
                                      -------------------------
                                          T. James Hammond

Virginia Beach, Virginia
November 9, 2005